Exhibit 23.2

July 17, 2015

Mr. Kevin Vorhaben

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

Dear Mr. Vorhaben:

In accordance with your request, we have enclosed a copy of our Consent of Independent Petroleum Engineers and Geologists for the Form S-8 Registration Statement to be filed by Noble Energy, Inc. with the U.S. Securities and Exchange Commission.

Our Consent is based on our review of the draft provided to us on July 14, 2015, and is conditioned upon there being no further changes made that relate to us in the Form S-8. In the event your subsequent filings include further changes relating to our reserves estimates or our firm, we would like to review such changes and provide a new Consent letter.

Please send us a copy of the final Form S-8 when filed with the U.S. Securities and Exchange Commission. Please let us know if we can be of further assistance.

Sincerely,

/s/ Danny D. Simmons

Danny D. Simmons
President and Chief Operating Officer

RBT:MGH

Enclosures

Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Noble Energy, Inc. (the “Company”) of the reference to Netherland, Sewell & Associates, Inc. and the inclusion of our report dated January 22, 2015, in the Annual Report on Form 10-K for the year ended December 31, 2014, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

July 17, 2015

Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.